FIFTH AMENDMENT TO LEASE

This **Fifth Amendment to Lease** ("Fifth Amendment") is made and entered into as of the thirteenth day of January, 2011, by and between **6000 Uptown Plaza Partners, LLC**, ("Landlord") and **Utilipoint International,** a New Mexico Corporation ("Tenant").

RECITALS:

A. On or about December 10, 2002, Landlord's predecessor-in-interest ("Bettman") and Tenant entered into that certain Lease Agreement ("Lease") pursuant to which Bettman leased to Tenant and Tenant leased from Bettman approximately 2,416 rentable square feet, Suite 314 ("Premises") on the third (3rd) floor of the building located at 6000 Uptown Blvd., NE, Albuquerque, New Mexico ("Property").

B. On or about June 20, 2005, Bettman and Tenant entered into First Lease Amendment ("First Amendment") whereby the Lease was extended for one (1) year.

C. On or about July 28, 2005, Landlord purchased the Property from Bettman and became the landlord under the Lease.

D. On or about January 24, 2007, Landlord and Tenant entered into Second Amendment to Lease ("Second Amendment") whereby the Lease was extended for three (3) years.

E. On or about February 1, 2010, Landlord and Tenant entered into Third Amendment to Lease ("Third Amendment") whereby the Lease was extended for one (1) year.

F. On or about July 23, 2010, Landlord and Tenant entered into Fourth Amendment to Lease ("Fourth Amendment") whereby Tenant relocated Premises to measure approximately 1,422 rentable square feet, the Suite remained 314.

G. As of the date hereof, the term "Lease" shall refer to the original Lease and this Fifth Amendment and all other prior Lease Amendments. This Fifth Amendment contains the entire agreement between the parties hereto with respect to the subject matters hereof. No other agreements not specifically referred to herein, oral or otherwise, shall be deemed to exist or bind any of the parties hereto. Should any provision or provisions of this Fifth Amendment be deemed unenforceable for any reason, the balance shall nonetheless remain in full force and effect. Should any provision be deemed invalid due to its scope or breadth, such provision shall be deemed invalid to the extent of the scope or breadth permitted by law. The defined terms set forth in this Fifth Amendment shall have the same meaning as the defined terms set forth in the Lease.

AGREEMENT

NOW, THEREFORE, incorporating and in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. **Term Extension:** Tenant and Landlord hereby mutually agree to extend the Lease term for a period of three (3) years commencing on February 1, 2011 and ending on January 31, 2014.

2. **Rent:** Rent shall be paid upon the terms and conditions set forth below:

February 1, 2011 thru January 31, 2012	$1,896.00 per month.
February 1, 2012 thru January 31, 2013	$1,955.25 per month.
February 1, 2013 thru January 31, 2014	$2,014.50 per month.

3. **Option to Terminate:** Provided that this Lease is then in full force and effect and that the Tenant is not then in default beyond any applicable notice and cure periods under this Lease, Landlord hereby grants to Tenant one option to terminate the Lease effective January 31, 2012. Tenant shall exercise said option by providing Landlord with at least four (4) months prior written notice ("Termination Notice Date") and, at the time of delivery of such notice, delivering to Landlord a termination fee equal to the sum of (i) the unamortized balance, as of the Termination Notice Date, of the broker's commissions paid by Landlord in connection with the Lease, and (ii) one month's Base Rent. Item (i) shall be amortized at ten percent (10%) interest over a three (3) year period commencing on February 1, 2011. The foregoing option and rights are personal to the original Tenant executing the Lease, may not be assigned, and shall be available to an exercisable by the Tenant only if the original Tenant is in actual possession and physical occupancy of the entire Leased Premises.

4. **Tenant Improvements:** Tenant is taking the Relocation Premises in its "As Is" condition.

5. **No Further Modification**. Except as otherwise provided herein, the Lease shall remain unchanged and in full force and effect. No amendment, change or modification of this Fifth Amendment shall be valid unless made in writing and signed by all parties hereto.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment as of the day and year first above written.

Landlord:

6000 Uptown Plaza Partners, LLC,
a California limited Liability Company

By: **Metro Properties, LLC,**
a California limited liability company
Its: Manager

By: [signature]
Name: Nathaniel Williams
Its: Member

Tenant:

Utilipoint International, Inc.,
a New Mexico corporation

By: [signature]
Name: David Chavez
Its: Controller